Exhibit 99.1

News Release
Media Contact:	Ron Rogers	Investor Contact:	Scott Gleason
	(801) 584-3065		(801) 584-1143
	rrogers@myriad.com		sgleason@myriad.com

Myriad Genetics Reports Fiscal Third-Quarter 2018 Financial Results

•	Total Revenues of $193.5 Million
•	GAAP Diluted EPS of $0.16 and Adjusted EPS of $0.31 Up 15 Percent
•	Company Raises Both Revenue and Adjusted EPS Guidance for Fiscal Year 2018

•	Company Announces Commercial Coverage Decision for GeneSight®

SALT LAKE CITY, May 8, 2018 – Myriad Genetics, Inc. (NASDAQ: MYGN), a global leader in molecular diagnostics and personalized medicine, today announced financial results for its fiscal third-quarter 2018, provided an update on recent business highlights and raised its fiscal year 2018 financial guidance.

"We saw strong results in the third quarter with financial performance once again exceeding our expectations due to better than anticipated hereditary cancer volumes, strong new product volume growth and the success of our Elevate 2020 program,” said Mark C. Capone, president and CEO, Myriad Genetics. “Our diversification efforts achieved record results in the third quarter, with new products now representing 71 percent of sample volume and 36 percent of revenue. And the landmark GeneSight® clinical trial results have led to our first commercial coverage decision. Given that this new product growth is being built upon a solid hereditary cancer foundation, we are raising our financial guidance for fiscal year 2018.”

Financial Highlights

The following table summarizes the financial results for the fiscal third-quarter 2018:

Revenue
	Fiscal Third-Quarter
($ in millions)	2018	2017	% Change
Molecular diagnostic testing revenue
Hereditary cancer testing revenue	$123.3	140.8	(12%	)
GeneSight testing revenue	30.4	23.9	27%
Vectra DA testing revenue	15.0	11.2	34%
Prolaris testing revenue	6.5	3.4	91%
EndoPredict testing revenue	2.3	2.3	0%
Other testing revenue	2.2	3.6	(39%	)
Total molecular diagnostic testing revenue	179.7	185.2	(3%)
Pharmaceutical and clinical service revenue	13.8	11.7	18%
Total Revenue	$193.5	$196.9	(2%	)

Income Statement
	Fiscal Third-Quarter
($ in millions)	2018	2017	% Change
Total Revenue	$193.5	$196.9	(2%	)
Gross Profit	149.4	152.6	(2%	)
Gross Margin	77.2%	77.5%
Operating Expenses	132.4	144.9	(9%	)
Operating Income	17.0	7.7	121%
Operating Margin	8.8%	3.9%
Adjusted Operating Income	28.6	24.0	19%
Adjusted Operating Margin	14.8%	12.2%
Net Income	11.4	4.2	171%
Diluted EPS	0.16	0.06	167%
Adjusted EPS	$0.31	$0.27	15%

Business Highlights

•	Hereditary Cancer

o	Achieved the fifth consecutive quarter of year-over-year hereditary cancer volume growth with total hereditary cancer volume exceeding our three percent growth target on a year-over-year basis.
o	riskScore® led to accelerating growth in our preventive care segment over the last two quarters.

•	GeneSight®

o	Revenue increased 27 percent year-over-year to $30.4 million with record volumes in the quarter.
o	Myriad has been notified of a commercial coverage decision from a top-20, mid-Atlantic payer.
o

Presented data from the largest-ever pharmacogenomics clinical study in patients with moderate-to-very severe depression at the American Psychiatric Association annual meeting in New York City, demonstrating that patients were 50 percent more likely to achieve remission and 30 percent more likely to respond to treatment when their medication selection was guided by the GeneSight Psychotropic genetic test.

o	Submitted the randomized controlled trial study manuscript to a peer-reviewed journal and anticipate publication around the end of fiscal year 2018.
o	Submitted manuscripts for the IMPACT study and a second major health economic study utilizing the

Optum Healthcare Solutions dataset.

•	Vectra DA®

o	Revenue increased 34 percent year-over-year in the quarter with volumes growing in the double-digits on a sequential basis.
o	Initiated plans to move the Vectra DA customer service group and commercial laboratory to our Salt Lake City headquarters with plans to complete both moves by the end of fiscal year 2019.

•	Prolaris®

o	Revenue in the quarter increased 91 percent year-over-year to $6.5 million and test volumes grew 10 percent sequentially.
o

NCCN issued new guidelines supporting Prolaris as standard of care for treatment decisions in patients with low and favorable-intermediate risk prostate cancer. The guidelines also support the broad use of hereditary cancer testing in 40,000 specific prostate cancer patients diagnosed every year in the United States and support the use of biomarkers such as myChoice® HRD Plus to identify prostate cancer patients for targeted therapies.

o

American Association of Clinical Urology and the Large Urology Group Practice Association, that represent 70 percent of urologists in the country, issued a position paper supporting the new NCCN guidelines.

o	Received positive medical policy recommendations for Prolaris in the quarter from 14 Medicaid states, first Blue Cross Blue Shield plan and several regional payers.

•	EndoPredict®

o	Reported $2.3 million in the quarter an increase of 15 percent sequentially.
o	Received final Medicare local coverage decision from Noridian which became effective on January 30 increasing total coverage to approximately 90 percent of the United States market.
o

One of the largest private insurers in the United States has expanded its coverage policy on EndoPredict to aid in the clinical decision of whether or not to extend adjuvant hormonal therapy beyond five years of treatment.

•	Companion Diagnostics

o	Received Food and Drug Administration approval for BRACAnalysis® CDx as a companion diagnostic in conjunction with AstraZeneca’s Lynparza (olaparib) for HER2- metastatic breast cancer.
o

Launched BRACAnalysis CDx to approximately 3,000 oncologists who treat greater than two-thirds of metastatic breast cancer and saw a 70 percent increase in metastatic breast cancer testing in the third quarter compared to the second quarter.

•	International

o

Received a revised draft guidance document from the United Kingdom’s National Institute for Health and Care Excellence (NICE) which includes EndoPredict as one of three approved breast cancer prognostic tests.

o	Initiated a restructuring to shift all laboratory developed testing to United States laboratories which will lead to closing the laboratory in Munich Germany and the sale of the German Clinic.
o	Received pre-market approval from the Japanese Ministry of Health, Labor, and Welfare for our BRACAnalysis CDx test for HER2- metastatic breast cancer.

Fiscal Year 2018 Financial Guidance

Below is a table summarizing Myriad’s fiscal year 2018 financial guidance:

	Revenue	GAAP Diluted Earnings Per Share	Adjusted Earnings Per Share

Fiscal Year 2018	$771-$773 million	$1.87 -$1.89	$1.19-$1.21

These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release.  The Company will provide further details on its business outlook during the conference call today and discuss the fiscal third-quarter financial results, and fiscal year 2018 financial guidance.

Conference Call and Webcast

A conference call will be held today, Tuesday, May 8, 2018, at 7:30 a.m. EST to discuss Myriad’s financial results for the fiscal third-quarter, business developments and financial guidance.  The dial-in number for domestic callers is 1-800-699-0623.  International callers may dial 1-303-223-4362.  All callers will be asked to reference reservation number 21887258.  An archived replay of the call will be available for seven days by dialing (800) 633-8284 and entering the reservation number above.  The conference call along with a slide presentation will also will be available through a live webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics Inc., is a leading personalized medicine company dedicated to being a trusted advisor transforming patient lives worldwide with pioneering molecular diagnostics.  Myriad discovers and commercializes molecular diagnostic tests that: determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression, and guide treatment decisions across six major medical specialties where molecular diagnostics can significantly improve patient care and lower healthcare costs.  Myriad is focused on five strategic imperatives:  build upon a solid hereditary cancer foundation, growing new product volume, expanding reimbursement coverage for new products, increasing RNA kit revenue internationally and improving profitability with Elevate 2020.  For more information on how Myriad is making a difference, please visit the Company's website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, myPath, myRisk, Myriad myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice HRD, EndoPredict, Vectra, GeneSight, riskScore and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G.

MYRIAD GENETICS, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS (Unaudited)

(in millions, except per share amounts)

	Three months ended		Nine months ended
	December 31,		March 31,
	2018	2017	2018	2017
Molecular diagnostic testing	$179.7	$185.2	$537.6	$534.2
Pharmaceutical and clinical services	13.8	11.7	40.1	36.7
Total revenue	193.5	196.9	577.7	570.9
Costs and expenses:
Cost of molecular diagnostic testing	36.8	37.9	110.7	109.5
Cost of pharmaceutical and clinical services	7.3	6.4	20.7	19.1
Research and development expense	18.5	17.6	53.1	55.6
Change in the fair value of contingent consideration	(1.2)	5.2	(61.3)	2.0
Selling, general, and administrative expense	115.1	122.1	345.5	354.3
Total costs and expenses	176.5	189.2	468.7	540.5
Operating income	17.0	7.7	109.0	30.4
Other income (expense):
Interest income	0.5	0.3	1.2	0.9
Interest expense	(0.5)	(1.5)	(2.2)	(4.8)
Other	(0.5)	1.5	(1.3)	(2.4)
Total other income (expense):	(0.5)	0.3	(2.3)	(6.3)
Income before income tax	16.5	8.0	106.7	24.1
Income tax provision	5.2	3.8	(17.7)	15.2
Net income	$11.3	$4.2	$124.4	$8.9
Net loss attributable to non-controlling interest	(0.1)	-	(0.2)	(0.1)
Net income attributable to Myriad Genetics, Inc. stockholders	$11.4	$4.2	$124.6	$9.0
Earnings per share:
Basic	$0.16	$0.06	$1.80	$0.13
Diluted	$0.16	$0.06	$1.74	$0.13
Weighted average shares outstanding:
Basic	69.8	68.1	69.2	68.1
Diluted	72.4	68.3	71.7	68.5

Consolidated Balance Sheets (Unaudited)

(in millions)

	March 31,	June 30,
ASSETS	2018	2017
Current assets:
Cash and cash equivalents	$97.4	$102.4
Marketable investment securities	59.9	48.3
Prepaid expenses	10.1	12.7
Inventory	33.4	42.2
Trade accounts receivable, less allowance for doubtful accounts of $10.3 March 31, 2018 and $8.2 June 30, 2017	123.7	105.6
Prepaid taxes	3.7	0.2
Other receivables	3.3	5.7
Total current assets	331.5	317.1
Property, plant and equipment, net	48.2	51.1
Long-term marketable investment securities	51.3	48.5
Intangibles, net	467.3	491.6
Goodwill	320.2	316.1
Total assets	$1,218.5	$1,224.4
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$20.2	$22.0
Accrued liabilities	64.1	65.6
Short-term contingent consideration	7.4	127.3
Deferred revenue	2.6	2.6
Total current liabilities	94.3	217.5
Unrecognized tax benefits	27.9	25.2
Other long-term liabilities	6.8	7.2
Contingent consideration	9.6	13.2
Long-term debt	69.3	99.1
Long-term deferred taxes	62.2	84.4
Total liabilities	270.1	446.6
Commitments and contingencies
Stockholders’ equity:
Common stock, 69.9 and 68.4 shares outstanding at March 31, 2018 and June 30, 2017 respectively	0.7	0.7
Additional paid-in capital	889.6	851.4
Accumulated other comprehensive income (loss)	1.8	(5.5)
Retained earnings (deficit)	56.2	(68.4)
Total Myriad Genetics, Inc. stockholders’ equity	948.3	778.2
Non-Controlling Interest	0.1	(0.4)
Total stockholders' equity	948.4	777.8
Total liabilities and stockholders’ equity	$1,218.5	$1,224.4

Consolidated Statement of Cash Flows (Unaudited)

(in millions)

	Nine months ended December 31,
	2018		2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income attributable to Myriad Genetics, Inc. stockholders		$124.6		8.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization		39.3		35.0
Non-cash interest expense		0.1		0.4
Loss (gain) on disposition of assets		0.1		(0.2)
Share-based compensation expense		20.0		22.7
Impairment of cost basis investment		—		2.4
Bad debt expense		23.2		27.3
Loss on extinguishment of debt		—		1.3
Deferred income taxes		(24.9)		2.0
Unrecognized tax benefits		2.7		0.9
Change in fair value of contingent consideration		(61.3)		2.0
Payment of contingent consideration		(20.8)		—
Changes in assets and liabilities:
Prepaid expenses		2.7		10.9
Trade accounts receivable		(42.3)		(40.3)
Other receivables		4.1		(3.2)
Inventory		8.9		(6.5)
Prepaid taxes		(3.7)		3.6
Accounts payable		(2.0)		2.0
Accrued liabilities		(2.6)		(0.6)
Deferred revenue		(0.1)		1.0
Net cash provided by operating activities		68.0		69.6
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures		(6.6)		(5.4)
Acquisitions, net of cash acquired		—		(216.1)
Sale of cost basis investment		—		2.6
Purchases of marketable investment securities	(79.4)		(74.6)
Proceeds from maturities and sales of marketable investment securities	65.5		142.9
Net cash used in investing activities	(20.5)		(150.6)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from common stock issued under share-based compensation plans	18.2		1.3
Net proceeds from revolving credit facility	53.0		204.0
Repayment of revolving credit facility	(83.0)		(37.0)
Net proceeds from term loan	—		199.0
Repayment of term loan	—		(200.0)
Payment of contingent consideration recorded in purchase accounting	(42.4)		—
Fees paid for extinguishment of debt	—		(0.6)
Repurchase and retirement of common stock	—		(31.6)
Proceeds from Non-Controlling Interest	0.5		—
Net cash provided by (used in) financing activities	(53.7)		135.1
Effect of foreign exchange rates on cash and cash equivalents	1.2		1.2
Net increase (decrease) in cash and cash equivalents	(5.0)		55.3
Cash and cash equivalents at beginning of the period	102.4		68.5
Cash and cash equivalents at end of the period	$97.4		$123.8

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s belief that its strategy to build upon the solid foundation of its hereditary cancer business with new product growth will deliver future revenue and earnings growth; anticipated publication around the end of fiscal year 2018 of the manuscript reporting results of the randomized controlled trial study of Genesight Psychotropic testing; the Company’s plans to move the Vectra DA customer service group and commercial laboratory to its Salt Lake City headquarters and complete both moves by the end of fiscal year 2019; the Company’s restructuring plan to shift all laboratory-developed testing to United States laboratories, including the sale of the Clinic; and the Company’s increased fiscal full year revenue guidance of total revenue of $771 to $773 million, GAAP diluted earnings per share guidance of $1.87 to $1.89, and adjusted earnings per share guidance of $1.19 to $1.21, as further discussed under the captions “Fiscal Year 2018 and Fiscal Third-Quarter 2018 Financial Guidance” and “Reconciliation of GAAP and Non-GAAP for Fiscal Year 2018 and Fiscal Third-Quarter 2018 Financial Guidance”; and the Company’s strategic directives under the caption “About Myriad Genetics.” These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described or implied in the forward-looking statements. These risks include, but are not limited to: the risk that sales and profit margins of the Company’s existing molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to the Company’s ability to transition from its existing product portfolio to the Company’s new tests; risks related to changes in the governmental or private insurers’ reimbursement levels for the Company’s tests or the Company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests; risks related to increased competition and the development of new competing tests and services; the risk that the Company may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that the Company may not successfully develop new markets for its molecular diagnostic tests and pharmaceutical and clinical services, including the Company’s ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying the Company’s molecular diagnostic tests and pharmaceutical and clinical services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating the Company’s laboratory testing facilities; risks related to public concern over the Company’s genetic testing in general or the Company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the Company’s ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to the Company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses or acquires, including but not limited to the Company’s acquisition of Assurex, Sividon and the Clinic; risks related to the Company’s projections about the potential market opportunity for the Company’s products; the risk that the Company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the Company’s tests; the risk of patent-infringement claims or challenges to the validity of the Company’s patents; risks related to changes in intellectual property laws covering the Company’s molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; the risk that the Company may be unable to comply with financial operating covenants under the Company’s credit or lending agreements; the risk that the Company will be unable to pay, when due, amounts due under the Company’s credit or lending agreements; and other factors discussed under the heading “Risk Factors” contained in Item 1A of the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Statement regarding use of non-GAAP financial measures

In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached schedules.

Following is a description of the adjustments made to GAAP financial measures:

•	Acquisition – amortization of intangible assets: Represents recurring amortization charges resulting from the acquisition of intangible assets, including developed technology and database rights.
•	Acquisition – integration related costs: Costs related to closing and integration of acquired companies
•	Tax impact related to equity compensation – Changes in effective tax rate based upon ASU 2016-09
•	Potential future consideration related to acquisitions – Non-cash expenses related to valuation adjustments of earn-out and milestone payments tied to recent acquisitions
•	Impairment of Raindance Investment – One-time impairment charge associated with Myriad’s investment in Raindance Technologies
•	One-time debt restructuring costs – Charges related to the restructuring of the company’s debt from a one-year term loan to a revolving credit facility
•	One-time non-deductible costs – One-time non-deductible tax items
•	Tax reform impact on deferred taxes: One-time non-cash charges associated with change in value of our deferred tax assets due to tax reform
•	Elevate 2020 costs –Expenses tied to Elevate 2020 program

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures

for the Three and Nine Months ended March 31, 2018 and 2017

(Unaudited data in millions, except per share amount)

	Three Months Ended		Nine Months Ended
	Mar 31, 2018	Mar 31, 2017	Mar 31, 2018	Mar 31, 2017
Revenue	$193.5	$196.9	$577.7	$570.9
GAAP Cost of molecular diagnostic testing	$36.8	$37.9	$110.7	$109.5
GAAP Cost of pharmaceutical and clinical services	7.3	6.4	20.7	19.1
Elevate 2020 costs	(0.2)	—	(0.2)	—
Non-GAAP COGS	$43.9	$44.3	$131.2	$128.6
Non-GAAP Gross Margin	77%	78%	77%	77%
GAAP Research and Development	$18.5	$17.6	$53.1	$55.6
Acquisition - Integration related costs	(0.1)	(0.1)	(0.1)	(0.2)
Acquisition - amortization of intangible assets	—	—	(0.3)	(0.2)
Elevate 2020 costs	(1.0)	—	(1.1)	—
Non-GAAP R&D	$17.4	$17.5	$51.6	$55.2
GAAP Contingent Consideration	$(1.2)	$5.2	$(61.3)	$2.0
Potential future consideration related to acquisitions	1.2	(5.2)	61.3	(2.0)
Non-GAAP Contingent Consideration	$—	$—	$—	$—
GAAP Selling, General and Administrative	$115.1	$122.1	$345.5	$354.3
Acquisition - Integration related costs	(0.3)	(1.8)	(0.3)	(12.8)
Acquisition - amortization of intangible assets	(9.2)	(9.2)	(27.5)	(23.6)
Elevate 2020 costs	(2.0)	—	(4.7)	—
Non-GAAP SG&A	$103.6	$111.1	$313.0	$317.9
GAAP Operating Income	$17.0	$7.7	$109.0	$30.4
Acquisition - Integration related costs	0.4	1.9	0.4	13.0
Acquisition - amortization of intangible assets	9.2	9.2	27.8	23.8
Elevate 2020 costs	3.2	—	6.0	—
Potential future consideration related to acquisitions	(1.2)	5.2	(61.3)	2.0
Non-GAAP Operating Income	$28.6	$24.0	$81.9	$69.2
Non-GAAP Operating Margin	15%	12%	14%	12%
GAAP Net Income Attributable to Myriad Genetics, Inc. Stockholders	$11.4	$4.2	$124.6	$9.0
Acquisition - Integration related costs	0.4	1.9	0.4	13.0
Acquisition - amortization of intangible assets	9.2	9.2	27.8	23.8
Elevate 2020 costs	3.2	—	6.0	—
Potential future consideration related to acquisitions	(1.2)	5.2	(61.3)	2.0
Tax impact related to equity compensation	0.1	(0.1)	(0.3)	2.9
One-time debt restructuring costs	—	—	—	1.3
One-time non-deductible costs	—	(1.5)	—	2.7
Tax reform effect on deferred taxes	—	—	(32.6)	—
Impairment of Raindance Investment	—	(0.1)	—	3.3
Tax effect associated with non-GAAP adjustments	(0.8)	(0.7)	(1.8)	(6.3)
Non-GAAP Net Income	$22.3	$18.1	$62.8	$51.7

GAAP Diluted EPS	$0.16	$0.06	$1.74	$0.13
Non-GAAP Diluted EPS	$0.31	$0.27	$0.88	$0.75
Diluted shares outstanding	72.4	68.3	71.7	68.5

Free Cash Flow Reconciliation

(Unaudited data in millions)

	Three Months Ended		Six Months Ended
	Mar 31, 2018	Mar 31, 2017	Mar 31, 2018	Mar 31, 2017
GAAP cash flow from operations	$11.5	$41.1	$68.0	$69.6
Capital expenditures	(2.9)	(1.5)	(6.6)	(5.4)
Free cash flow	$8.6	$39.6	$61.4	$64.2
Elevate 2020 costs	3.2	—	6.0	—
Acquisition - Integration related costs	0.4	1.9	0.4	9.8
Cash paid for contingent consideration in operating cash flows	20.8	—	20.8	—
Cash paid at closing to Assurex vendors	—	—	—	6.8
Tax effect associated with non-GAAP adjustments	(0.8)	(0.7)	(1.8)	(6.4)
Non-GAAP Free cash flow	$32.2	$40.8	$86.8	$74.4

Reconciliation of GAAP to Non-GAAP for Fiscal Year 2018

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from guidance set forth below. Some of the factors that could affect the Company’s financial results are stated in the safe harbor statement of this press release. More information on potential factors that could affect the Company’s financial results are included under the heading "Risk Factors" contained in Item 1A in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Fiscal Year 2018
Diluted net income per share
GAAP diluted net income per share	$1.87 - $1.89
Acquisition - amortization of intangible assets	0.52
Change in contingent consideration	(0.85)
Tax reform impact on deferred taxes	(0.44)
One-time expenses	0.09
Non-GAAP diluted net income per share	$1.19 - $1.21